UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 19, 2018

PetroQuest Energy, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32681	72-1440714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana		70508
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (337) 232-7028

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Forbearance Agreement under Multidraw Term Loan Agreement

As previously disclosed, effective as of September 14, 2018, PetroQuest Energy, Inc. (the “Company”) and certain of its subsidiaries entered into a Forbearance Agreement (as amended, the “Loan Forbearance Agreement”) with Wells Fargo Bank, N.A., as administrative agent (the “Agent”) for the lenders party thereto from time to time (the “Lenders”), and the Lenders, with respect to the Multidraw Term Loan Agreement dated as of August 31, 2018 (as amended, supplemented, or modified from time to time, the “Loan Agreement”). Pursuant to the Loan Forbearance Agreement, the Agent and the Lenders agreed to forbear from taking any action with respect to certain anticipated events of default occurring under the Loan Agreement as a result of the non-payment by the Company of interest with respect to the Company’s 10% Second Lien Secured Senior Notes due 2021 (the “2021 Notes”) and the Company’s 10% Second Lien Senior Secured PIK Notes due 2021 (the “2021 PIK Notes” and together with the 2021 Notes, the “Notes”) when due and payable on August 15, 2018 and such non-payment continuing for a period of 30 days, under the Indentures (as defined below) governing the Notes.

On October 19, 2018, the Company and certain of its subsidiaries, the Agent and the Lenders entered into a third amendment to the Loan Forbearance Agreement that, among other things, extended the effectiveness of the forbearance under Loan Forbearance Agreement until the earlier to occur of (i) 11:59 p.m. Eastern time on October 31, 2018 or (ii) the occurrence of any specified forbearance default, which includes, among other things, any event of default under the Loan Agreement other than the anticipated events of default or a breach by the Company or certain of its subsidiaries of the Loan Forbearance Agreement.

The foregoing description of the third amendment to the Loan Forbearance Agreement is not complete and is qualified in its entirety by reference to the complete document, which is attached hereto as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Amendments to Forbearance Agreements under 2021 Notes and 2021 PIK Notes Indentures

As previously disclosed, effective as of September 14, 2018, the Company and certain of its subsidiaries entered into (i) a Forbearance Agreement (as amended, the “2021 Notes Forbearance Agreement”) with certain holders (the “2021 Notes Supporting Holders”) of approximately $7,343,000 in aggregate principal amount (representing approximately 77.9% of the outstanding principal amount) of the 2021 Notes issued pursuant to the Indenture (as amended, supplemented, or modified from time to time, the “2021 Notes Indenture”), dated as of February 17, 2016, by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral trustee, and (ii) a Forbearance Agreement (as amended, the “2021 PIK Notes Forbearance Agreement” and together with the 2021 Notes Forbearance Agreement, the “Notes Forbearance Agreements”) with certain holders (the “2021 PIK Notes Supporting Holders” and together with the 2021 Notes Supporting Holders, the “Supporting Holders”) of approximately $194,559,842 in aggregate principal amount (representing approximately 70.7% of the outstanding principal amount) of the 2021 PIK Notes issued pursuant to the Indenture (as amended, supplemented, or modified from time to time, the “2021 PIK Notes Indenture” and together with the 2021 Notes Indenture, the “Indentures”), dated as of September 27, 2016, by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral trustee. Pursuant to the Notes Forbearance Agreements, the Supporting Holders have agreed to forbear from exercising their rights and remedies under the Indentures or the related security documents with respect to certain anticipated events of default occurring under the Indentures as a result of the non-payment by the Company of interest with respect to the Notes when due and payable on August 15, 2018 and such non-payment continuing for a period of 30 days.

On October 19, 2018, the Company and certain of its subsidiaries, and the Supporting Holders entered into third amendments to the Notes Forbearance Agreements that, among other things, extended the effectiveness of the forbearance under the Notes Forbearance Agreements until the earlier of (i)  11:59 p.m. Eastern time on October 31, 2018 and (ii) the date the Notes Forbearance Agreements otherwise terminate in accordance with the terms therein. Pursuant to the Notes Forbearance Agreements, the Supporting Holders have agreed to not deliver any notice or instruction in respect of the exercise of any of the rights and remedies otherwise available under the Indenture or the related security documents with respect to such anticipated events of default. The Supporting Holders have also agreed to not transfer any ownership in the Notes held by any of the Supporting Holders during the Forbearance Period other than to potential transferees currently parties to, or who agree in writing to be bound by, the Notes Forbearance Agreements.

The foregoing descriptions of the amendment to the 2021 Notes Forbearance Agreement and the amendment to the 2021 PIK Notes Forbearance Agreement are not complete and are qualified in their entirety by reference to the complete documents, which are attached hereto as Exhibits 10.2 and 10.3, respectively, to this Form 8-K, and are incorporated herein by reference.

Item 8.01. Other Events.

On October 19, 2018, the Company issued a news release announcing the Company’s entry into extensions of the Loan Forbearance Agreement and the Notes Forbearance Agreements. A copy of the news release is filed herewith as Exhibit 99.1 and incorporated by reference into this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number    Description of Exhibit

10.1
Third Amendment to Forbearance Agreement dated as of October 19, 2018, by and among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., TDC Energy, LLC, Wells Fargo Bank, N.A., and the Lenders party thereto.

10.2	Third Amendment to Forbearance Agreement dated as of October 19, 2018, by and among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., TDC Energy, LLC, and the 2021 Notes Supporting Holders.

10.3	Third Amendment to Forbearance Agreement dated as of October 19, 2018, by and among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., TDC Energy, LLC, and the 2021 PIK Notes Supporting Holders.

99.1            News Release dated October 19, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 19, 2018
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer